UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

             On January 22, 2008, Rudolph Technologies, Inc. acquired all intellectual property and selected assets from privately-held RVSI Inspection LLC, headquartered in Hauppauge, New York.  On January 22, 2008, the Company issued a press release announcing the acquisition described above.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

            (d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 22, 2008

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        Rudolph Technologies, Inc.

Date: January 28, 2008	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 22, 2008

Exhibit 99.1

Rudolph Announces Intellectual Property and Asset Purchase from RVSI Inspection LLC

Recent acquisitons keep Rudolph on the back-end fast track

FLANDERS, NJ (January 22, 2008)-Rudolph Technologies, Inc. (NASDAQ-RTEC), a leading provider of process characterization equipment and software used in wafer processing and semiconductor final manufacturing (back-end) facilities, announced today that it has acquired all intellectual property and selected assets from privately-held RVSI Inspection, headquartered in Hauppauge, New York. The addition of RVSI's industry-standard WS-3800 3D bumped wafer inspection system to its product portfolio is expected to strengthen Rudolph's established presence in the high-growth, advanced packaging market.

        "We are pleased to announce the close of this transaction," said Paul F. McLaughlin, chairman and chief executive officer of Rudolph. "This purchase, as well as our recently-announced acquisition of Applied Precision's probe card test and analysis business, was orchestrated to enhance our position as a dominant supplier of inspection and metrology solutions for an increasing number of back-end applications."

        "The RVSI WS-3800 tool is the perfect complement to the Rudolph NSX 2D macro defect inspection system, which is the workhorse tool-of-choice deployed in most of the leading fabs around the world," McLaughlin continued. "We believe these high-performance systems will give our customers a comprehensive solution for both 2D and 3D inspection."

        "We will be adding an excellent technical team to our Rudolph organization, and expect to quickly and efficiently fold the RVSI operations into our existing inspection business," said Nathan Little, executive vice president and general manager of the Inspection Business Unit. "With a high level of customer overlap, combined with our existing global applications and service support network, our goal is to make this transition as seamless as possible."

        "We're excited about joining the Rudolph team," said Reza Asgari. vice president of sales at RVSI, who will be joining Rudolph following the acquisition. "The WS-3800 is a great complement to the Rudolph inspection product line, and we're looking forward to leveraging the know-how of our engineering teams to continue delivering advanced 2D/3D bumped wafer inspection capability that our customers demand."

        The WS-Series Wafer Inspection System is used by many back-end manufacturers, with the highest volume found in bump applications. It performs 3D bump height and coplanarity measurements at high throughputs while maintaining high accuracy-the "key formula" in meeting customer expectations in today's high-volume final manufacturing arena. Using proprietary MicroMaptm 3D Laser-based Triangulation, the system is designed to achieve required inspection speeds without compromising defect detection.

        Consumer demand for thinner and multi-function devices is driving the market for advanced packaging. As scaling by device shrink becomes more difficult and expensive, advanced packaging enables increased package density. According to TechSearch International, demand for solder bumped wafers, as measured by 200mm wafer equivalents, is projected to grow at a CAGR of 27% from 2007 to 2010.

        Rudolph will maintain a technology center for the wafer scanner products in Hauppauge, NY, but will relocate the associated manufacturing activities to its Inspection Business Unit in Bloomington, Minnesota.

        Terms of the transaction were not disclosed. Rudolph will provide more information on this acquisition in its next earnings call scheduled for Thursday, February 7, 2008.

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology, defect inspection and data analysis systems used by semiconductor device manufacturers. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market. The company has enhanced the competitiveness of its products in the marketplace by anticipating and addressing many emerging trends driving the semiconductor industry's growth. Rudolph's strategy for continued technological and market leadership includes aggressive research and development of complementary metrology and inspection and test solutions. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the company's web site at www.rudolphtech.com.

Safe Harbor Statement This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "would," "should," "expects," "plans," "anticipates," "believes," "feels," "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. Rudolph wishes to take advantage of the "safe harbor" provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph's control. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements, include, but are not limited to, the impact of the slowdown in the overall economy, the uncertainty of the current global political environment, the potential for terrorist attacks, the potential for business disruptions due to infectious diseases, changes in customer demands for our existing and new products, the timing, cancellation or delay of customer orders and shipments, the timing of revenue recognition of shipments, new product offerings from our competitors, changes in or an inability to execute Rudolph's business strategy, unanticipated manufacturing or supply problems and changes in tax rules. Rudolph cannot guarantee future results, levels of activity, performance, or achievements. The matters discussed in this press release also involve risks and uncertainties as summarized in Rudolph's Form 10-K report for the year ended December 31, 2006 and other filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sec.gov, the SEC's website, and at http://www.rudolphtech.com, the Rudolph website. While these factors may be updated from time to time through the filing of reports and registration statements with the SEC, Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact:

Investors:
Steven R. Roth
973.448.4302
steven.roth@rudolphtech.com

Trade Press:
Virginia Becker
952.259.1647
virginia.becker@rudolphtech.com